              As filed with the Securities and Exchange Commission
                                on May 27, 1994

                                                            Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  GENRAD, INC.
            (Exact name of registrant as specified in its charter)

                 MASSACHUSETTS                           04-1360950
          (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)              Identification Number)

           300 BAKER AVENUE, CONCORD, MASSACHUSETTS          01742
          (Address of Principal Executive Offices)       (Zip Code)

                         DIRECTOR RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                             MR. ROBERT C. ALDWORTH
                                  GENRAD, INC.
                                300 BAKER AVENUE
                          CONCORD, MASSACHUSETTS 01742
                    (Name and address of agent for service)

                                (508) 369-4400
        (Telephone number, including area code, of agent for service)

===============================================================================
                        CALCULATION OF REGISTRATION FEE
                            Proposed   Proposed
Title of                    maximum    maximum
securities     Amount       offering   aggregate      Amount of
to be          to be        price      offering       registration
registered     registered   per share  price          fee
- ----------     ----------   ---------  ---------      ------------
Common Stock,  50,000       $5.437 (1)  $271,850 (1)  $93.73
$1.00 par      shares
value per
share
- ------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the
     registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock on the New York
     Stock Exchange on May 20, 1994 in accordance with Rules
     457(c) and 457(h) of the Securities Act of 1933.
===============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I of Form S-8 is included in documents sent or given to participants in the Registrant's Director Restricted Stock Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Certain Documents by Reference
             -----------------------------------------------

        The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                (1)  The Registrant's latest annual report filed pursuant to
        Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

                (3) The description of the common stock of the Registrant, $1.00 par value per share (the "Common Stock"), contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


    Item 4.  Description of Securities
             -------------------------

        Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

        The legality of the Common Stock offered hereby will be passed upon for the Registrant by the law firm of Hale and Dorr, Boston, Massachusetts.


     Item 6.  Indemnification
              ---------------

        Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the shareholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.
Article 6 of the Registrant's Restated Articles of Organization, as amended to date, provides that, to the extent permitted by Chapter 156B of the Massachusetts General Laws, a director shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director.

        Article 5, Section 9 of the Registrant's By-laws, as amended to date, provides that the Registrant will indemnify any director or officer or former director or former officer against all liabilities and expenses incurred in connection with or arising from the defense or disposition of any action, suit or other proceeding in which such person may be a defendant or with which such person may be threatened by reason of being or having been such director or officer.

        The Registrant's By-laws provide that a director or officer will not be indemnified if such director or officer is finally adjudicated not to have acted in good faith. Further, in the event of a settlement pursuant to a consent decree or otherwise, no indemnification will be made unless such settlement is approved as in the best interests of the Registrant, after notice that indemnification is involved, by (i) a disinterested majority of the Board of Directors or (ii) the holders of a majority of the outstanding stock entitled to elect directors, voting as a single class, exclusive of any stock owned by an interested director.

        Article 5, Section 9 of the Registrant's By-laws further provides that the indemnification provided therein shall not be exclusive of nor shall it affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of shareholders or otherwise.

     Item 7.  Exemption from Registration Claimed
              -----------------------------------

        Not applicable.


     Item 8.  Exhibits
              --------

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings
              ------------

     1.   The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (i) and (ii) do not apply if the ----------------- Registration Statement is on Form S-3 or Form S-8,
     and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Concord, Massachusetts, on the 27th day of May, 1994.


                                   GENRAD, INC.



                                   By: /s/ James F. Lyons
                                      ------------------------
                                      James F. Lyons
                                      President and
                                      Chief Executive Officer




                               POWER OF ATTORNEY

        We, the undersigned officers and directors of GenRad, Inc., hereby severally constitute and appoint James F. Lyons and Robert C. Aldworth, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf and in our capacities as officers and directors to enable GenRad, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                Title                       Date
     ---------                -----                       ----
/s/ James F. Lyons           President, Chief           May 27, 1994
- --------------------------    Executive Officer
James F. Lyons                and Director (Principal
                              Executive Officer)

/s/ Robert C. Aldworth       Vice President,            May 26, 1994
- --------------------------    Chief Financial
Robert C. Aldworth            Officer and
                              Secretary (Principal
                              Financial and
                              Accounting Officer)


/s/ Edwin M. Martin, Jr.     Director                   May 27, 1994
- --------------------------
Edwin M. Martin, Jr.


/s/ Paul Penfield, Jr.       Director                   May 26, 1994
- --------------------------
Paul Penfield, Jr.


/s/ William G. Scheerer      Director                   May 23, 1994
- --------------------------
William G. Scheerer


/s/ Adriana Stadecker        Director                   May 24, 1994
- --------------------------
Adriana Stadecker


/s/ James H. Wright          Director                   May 25, 1994
- --------------------------
James H. Wright

                                 EXHIBIT INDEX
                                 -------------

    Exhibit
    Number       Description                                         Page
    -------      -----------                                         ----
       4.1 (1)   Restated Articles of Organization of the            --
                 Registrant, as amended to date

       4.2 (2)   By-Laws of the Registrant, as amended to date       --

       4.3 (3)   Rights Agreement dated as of June 17, 1988          --
                 between the Registrant and The First National
                 Bank of Boston

       5         Opinion of Hale and Dorr                           9-10

      23.1       Consent of Hale and Dorr (included in Exhibit 5)    --

      23.2       Consent of Arthur Andersen & Co.                    11

      24         Power of Attorney (included on the signature        --
                 page of this Registration Statement)

______________________
(1) Incorporated herein by reference to Exhibit 3.1 to the Registrant's Report on Form 10-K for the year ended
     January 2, 1988.

(2) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Report on Form 10-K for the year ended
     December 29, 1990.

(3) Incorporated herein by reference to Exhibit 4.2 to the Registrant's Report on Form 10-K for the year ended
     December 31, 1988.

